Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of September 29, 2025 (the “Effective Date”) by and between Fulton AC I LLC, a Delaware limited liability company (“Contributor”), and Chain Bridge I, an exempted company incorporated under the laws of the Cayman Islands (“Recipient” or the “Company”).

WHEREAS, Section 38.10 of the Company’s 3rd Amended and Restated Memorandum and Articles of Association (the “Articles”) provides holders of the Company’s Class A ordinary shares sold in the Company’s initial public offering (each, a “Public Share”), other than the Class A Ordinary Shares issued to Chain Bridge Group and CB Co-Investment upon exchange of their Class B Ordinary Shares (the “Converted Shares”) the right to redeem their Public Shares for their pro rata portion of the funds held in the Trust Account (as defined in the Articles) (the “Redemption Right”) in connection with the approval of the Company’s shareholders of the 4th Amended and Restated Memorandum and Articles of Association (the “Amended Articles”) to be voted on by the Company’s shareholders at an Extraordinary General Meeting to be held on October 29, 2025, as may be postponed by adjournment thereof (the “Meeting”);

WHEREAS, the Company’s Board approved contributions to the Trust Account, commencing on November 16, 2025 if the Amended Articles are approved by the Company’s shareholders at the Meeting until the earliest to occur of November 15, 2026 and the consummation of a business combination or the winding up of the Company, up to an aggregate monthly amount equal to $0.01 for each Public Share, other than the Converted Shares, that is not redeemed pursuant exercise of shareholders’ Redemption Rights (collectively, the “Cash Incentive”);

WHEREAS, Contributor previously agreed to make capital contributions to Recipient to fund Recipients agreed contributions to the Trust Account in exchange for certain holders not redeeming their Public Shares at extraordinary general meetings of the Company’s shareholders held on February 7, 2024 and November 14, 2025 (the “Prior Contribution Agreements);

WHEREAS, in satisfaction of the Prior Contribution Agreements, Contributor has deposited into the Trust Account an aggregate amount of $102,630.96 through the date of this Agreement and will deposit into the Trust Account $4,557.36 on October 15, 2025 (collectively, the “Prior Contributions”);

WHEREAS, Contributor desires to make capital contributions to Recipient in an aggregate amount of up to $54,688.32 (the “New Contributions”, and collectively with the Prior Contributions, the “Contributions”) to fund the Cash Incentive; and

WHEREAS, Recipient wishes to accept the New Contributions on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

Section 1. Contribution.

(a) Contributor hereby agrees to contribute the New Contributions to Recipient in the manner set forth below, and Recipient hereby agrees to accept the New Contributions and the Company agrees to transfer all such New Contributions to the Trust Account within two business days of receipt of such New Contributions. Contributor is not receiving any property from Recipient in exchange for the New Contributions other than a right to receive certain equity in the company that survives the Company’s initial Business Combination (as defined in the Company’s Articles). Contributor is not performing any services for Recipient in connection with the New Contributions. The New Contributions are not being made in exchange for indebtedness of Recipient or for the discharge of any indebtedness of Recipient. No indebtedness will be created in favor of Contributor in connection with the New Contributions.

(b) Commencing on November 16, 2025 and continuing until the earliest to occur of November 15, 2026 (the “Extended Termination Date”), the consummation of a business combination or the winding up of the Company, Contributor shall transfer each Cash Contribution to Recipient within (7) seven calendar days from the 16th day of such calendar month. Recipient shall promptly deposit all New Contributions received from Contributor into the Trust Account. The board of directors of the Company (the “Board”) shall have the sole discretion to determine whether to wind up the Company following the Extended Termination Date; provided that, if the Board determines to wind up the Company, Contributor or its designees will have no obligation to make any Cash Contributions following such determination.

(c) As consideration for the Contributions, upon consummation of the Company’s initial Business Combination, Contributor will receive an amount of capital stock or other security of the entity surviving the initial Business Combination (the “Surviving Entity”) that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Surviving Entity (including, without limitation, common stock), the type and amount of which will be agreed upon by Contributor, Recipient (with approval of independent members of the Board who do not have a conflict of interest) and other parties to the definitive agreement setting forth the terms of the initial Business Combination.

Section 2. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified in any respect or to any extent whatsoever, except by an instrument in writing, executed by each of the parties hereto.

(b) Neither party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. Any purported assignment or delegation in violation of this Agreement shall be null and void. This Agreement is binding upon and inures to the benefit of the parties named herein and their respective successors and permitted assigns.

(c) This Agreement may be executed in one or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

(d) Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing, and executing the transactions contemplated by this Agreement.

(e) This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

(f) In the event that any of the provisions contained herein shall be invalid or unenforceable, then the remaining provisions shall be construed as if such invalid or unenforceable provisions were not contained herein.

(g) Nothing in this Agreement, expressed or implied, is intended to or shall confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no person shall be deemed a third-party beneficiary under or by reason of this Agreement.

(h) No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(i) Each party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments, reasonably satisfactory to the other party hereto, as may be reasonably necessary or desirable to carry out or implement any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Fulton AC I LLC

By:	CREO I LLC, its Manager

/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Manager

Chain Bridge I

/s/ Andrew Kucharcuk
Name:	Andrew Kucharchuk
Title:	Chief Financial Officer

[SIGNATURE PAGE OF CONTRIBUTION AGREEMENT]

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